UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT 1934

Date of report (Date of earliest event reported): September 20, 2018

MIMEDX GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Florida	001-35887	26-2792552
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1775 West Oak Commons Ct, NE Marietta, GA		30062
(Address of Principal Executive Offices)		(Zip Code)

(770) 651-9100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 20, 2018, Parker H. Petit resigned from the board of directors (the “Board”) of MiMedx Group, Inc. (the “Company”), effective immediately.

Item 7.01.	Regulation FD Disclosure.

On September 20, 2018, the Company issued a press release announcing Mr. Petit’s resignation from the Board and the determination by the Board and the Compensation Committee that:

•

the separations of four senior Company executives – Mr. Petit, William C. Taylor, Michael J. Senken and John E. Cranston (collectively, the “Separated Employees”) – be treated as terminations “for cause,” including for purposes of the MiMedx Group, Inc. Assumed 2006 Stock Incentive Plan (the “2006 Plan”) and the MiMedx Group, Inc. 2016 Equity and Cash Incentive Plan (together with the 2006 Plan, the “Plans”), and

•

based upon the final results of the Company’s restatement of its previously issued consolidated financial statements and financial information, action shall be taken pursuant to the Plans and the Company’s Compensation Recoupment Policy to recover compensation previously paid to the Separated Employees.

The full text of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	MiMedx Group, Inc. Press Release, dated September 20, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIMEDX GROUP, INC.

Dated: September 20, 2018	By	/s/ Alexandra O. Haden
Alexandra O. Haden General Counsel & Secretary